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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Anthracite Capital, Inc. on Form S-3 of our report dated March 17, 1999, appearing in the Annual Report on Form 10-K of Anthracite Capital, Inc. for the period from March 24, 1998 (commencement of operations) through December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


New York, NY
March 31, 1999